Hartman XX and vREIT XXI Announces Intention for Merger

November 6, 2020. Hartman Short Term Income Properties XX, Inc. (“Hartman XX”) and Hartman vREIT XXI, Inc. (“vREIT XXI”) announced today that the Boards of the respective companies have affirmatively voted to merge Hartman XX into and with vREIT XXI, with vREIT XXI as the surviving company. Previously the Boards had established special committees to consider the potential merger and after deliberation, determined that a merger would be to the benefit of the shareholders of both parties.
Al Hartman, CEO of both companies said today, “The merger of these two publicly registered non-traded REITs will create a significantly larger base of assets and synergies that will increase shareholder value for both companies and move all of the Hartman publicly registered programs to a perpetual REIT model, where shareholders can redeem their shares at NAV and also allow us to offer multiple options and share classes for new investors. We are excited with this merger as it positions Hartman for the next decade.”
The parties anticipate a stock-for-stock consideration, but terms of the merger are still in negotiations between the parties but are expected to be reached in the next few months as new NAV’s are calculated for the companies. An S-4 proxy and registration statement will be filed with the SEC and a shareholder vote is tentatively scheduled for the last part of the second quarter or third quarter, 2021, depending on federal and state regulatory approvals.
About Hartman[i]
Hartman has extensive experience acquiring, owning, managing, and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities have sponsored 23 programs and acquired interests in more than 100 real property assets totaling approximately $800 million as of December 31, 2019.
Forward-Looking Statement: This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of the annual report on Form 10-K for Hartman XX and Hartman XXI and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN OR DESCRIBED ELSEWHERE. AN OFFERING IS MADE ONLY BY PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR PURSUANT TO A VALID EXEMPTION. A COPY OF THE CURRENT PROSPECTUS OR OFFERING DOCUMENT MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH ANY OFFERING AND SHOULD BE READ IN ORDER TO MORE FULLY UNDERSTAND THE IMPLICATIONS AND RISKS OF THE OFFERING TO WHICH IT RELATES. NON-TRADED REIT INVESTMENTS ARE NOT SUITABLE FOR ALL INVESTORS. INFORMATION ABOUT INVESTING IN A SPECIFIC NON-TRADED REIT

MUST BE ACCOMPANIED BY A PROSPECTUS, WHICH SHOULD BE READ PRIOR TO INVESTING.
Neither the SEC nor any other U. S. state or federal regulator has passed on or endorsed the merits of any offering or securities described herein or confirmed the adequacy or accuracy of the prospectus. Any representation to the contrary is unlawful. All information contained in this material is qualified in its entirety by the terms of a current prospectus. Investors should consider a program’s investment objectives, risks, charges, and expenses before investing. The achievement of any goals is not guaranteed. For more complete information about investing in any program, including risks, charges, and expenses, refer to the program’s prospectus. Securities offered through D.H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Suite 100, Kingwood, TX 77339. 800.880.2212.
[i] Hartman refers to Allen R Hartman and subsidiaries and affiliates.